UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 8, 2012 (May 3, 2012)

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

As previously disclosed, on November 17, 2011, General Maritime Corporation and substantially all of its subsidiaries (with the exception of those in Portugal, Russia and Singapore, as well as certain inactive subsidiaries) (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which are being jointly administered under Case No. 11-15285 (MG). In addition, as previously disclosed, on January 31, 2012, the Debtors filed a joint plan of reorganization with the Bankruptcy Court, as modified on February 26, 2012 and February 29, 2012 (the “Original Plan”). On March 26, 2012, as previously disclosed, the Debtors filed the second amended plan of reorganization (as amended, the “Amended Plan”) with the Bankruptcy Court, which amended the Original Plan. Also as previously disclosed, on April 16, 2012, the Debtors served a notice of the filing of substantially complete versions of the documents comprising the supplement to the Amended Plan, and on April 19, 2012, the Debtors filed technical modifications to the Amended Plan (as so modified, the “Modified Plan”).

The Bankruptcy Court confirmed the Modified Plan (as so confirmed, the “Plan”) on May 3, 2012 and entered an order (the “Confirmation Order”) confirming the Plan on May 7, 2012 (the “Confirmation Date”). All voting classes of creditors voted in favor of the Plan, with the Debtors’ senior secured lenders voting unanimously in favor of the Plan, and approximately 97% in amount and 69% in number of unsecured creditors voting in favor of the Plan. Copies of the Plan and the Confirmation Order are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. Copies of the Plan and the Confirmation Order are also publicly available and may be accessed free of charge at the Company’s restructuring website located at www.GMRRestructuring.com. The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The Plan is not yet effective. Consummation of the Plan is subject to certain conditions, including those described below under the heading “Summary of the Plan,” that must be satisfied prior to the effective date of the Plan (the “Effective Date”). In addition, the Company must perform various administrative actions in conjunction with emergence from Chapter 11. The Debtors anticipate that the Effective Date will occur in May 2012. However, there can be no assurance that the Company will satisfy these conditions, complete the required actions and emerge from Chapter 11 within the anticipated timeframe.

Information as to the assets and liabilities of the Company can be found in the Debtors’ monthly operating report for the period from March 1, 2012 through March 31, 2012 (the “March MOR”) filed with the Bankruptcy Court on April 30, 2012, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Summary of the Plan

The following is a summary of the material terms of the Plan. This summary only highlights certain substantive provisions of the Plan, is not a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the respective meanings set forth in the Plan.

The Plan reflects the terms of a global settlement among the Company’s main creditor constituencies that, among other things, provides for a meaningful recovery to the unsecured creditors of the Debtors and resolves all disputes on Plan-related issues between and among the Debtors, funds managed by Oaktree Capital Management, L.P. and their investment entities (the “Oaktree Funds”), the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), the Company’s senior secured lenders, and the holders of more than 57% of the Company’s 12% Senior Notes due November 15, 2017 (the “Senior Notes”).

The Plan will substantially deleverage the Debtors’ balance sheet and position the Debtors to be a financially stronger global enterprise post-emergence. Through the Plan, (i) the Debtors’ financial debt will be reduced by approximately $600 million, (ii) the Debtors’ cash interest expense will be reduced by approximately $42 million annually, and (iii) the Debtors will receive a new equity capital infusion of approximately $175 million from the Oaktree Funds.

Pursuant to the Plan, on the Effective Date, all outstanding prepetition equity securities in the Company, including but not limited to all outstanding shares of the Company’s common stock, par value $0.01 per share (the “Existing Common Stock”), and all outstanding options and contractual or other rights to acquire any equity securities in the Company, will be canceled and discharged and will be of no further force and effect, whether surrendered for cancelation or otherwise, and holders of such prepetition equity securities will receive no distributions under the Plan in respect thereof. As of the Confirmation Date, there were 121,705,048 shares of Existing Common Stock outstanding.

Holders of allowed unsecured claims against the Company and its Debtor subsidiaries that guarantee the Company’s obligations under its secured credit facilities (the “Guarantor Debtors”) will share in $6 million in cash, warrants which will be exercisable for up to 309,296 shares of the reorganized Company’s new common stock, par value $0.01 per share (the “New Common Stock”) (representing up to three percent of the New Common Stock), and 200,011 shares of New Common Stock (representing two percent of the New Common Stock). The Plan also provides that the Debtors’ prepetition senior lenders will receive a paydown of part of their existing prepetition obligations and will provide exit financing to the Debtors (as described in further detail below). In addition, the Plan provides that the Oaktree Funds and OCM Marine Investments CTB, Ltd. (the “Oaktree Lender”) will receive 9,800,560 shares of New Common Stock (representing 98% of the New Common Stock (subject to dilution)) for an infusion of $175 million in new capital from the Oaktree Funds, and the conversion of $175 million of secured claims under the credit agreement, dated March 29, 2011, as amended and restated on May 6, 2011, by and among the Company, General Maritime Subsidiary Corporation (“GMR Sub Corp.”) , General Maritime Subsidiary II Corporation (“GMR Sub II Corp.”)  and the Oaktree Lender. In addition, pursuant to the Plan, 10% of the shares of the New Common Stock (or such other amount as determined by the Company’s new Board of Directors), on a fully-diluted basis, will be available for award on or following the Effective Date to eligible employees, directors and/or officers of the Company or its subsidiaries. The Plan also provides that if the total allowed rejection damages claims against the Guarantor Debtors cause the total amount of allowed general unsecured claims to exceed $327.5 million, then the reorganized Company will be required to make a one-time transfer of the amount specified in the Plan into a reserve account, which transfer will be in the form of cash, New Common Stock or warrants, as determined by the Company.

In addition, pursuant to the Confirmation Order, the Debtors have been authorized to sell the vessel Genmar Alexandra for scraps, with the net sale proceeds to be repaid to the lenders under the DIP Facility in partial satisfaction of the DIP Facility. Among other things, the application of such net sale proceeds in accordance with the foregoing is a condition precedent to the consummation of the Plan on the Effective Date. The Confirmation Order also provides that if the Debtors enter into an amendment to the DIP Facility permitting the sale of the Genmar Alexandra and the application of such net sale proceeds in this manner, then the Oaktree Funds shall be deemed to have waived the minimum cash condition to their obligations to consummate the closing of the transactions contemplated by the Equity Purchase Agreement, dated as of December 15, 2011, between the Company and the Oaktree Funds, as modified by an order of the Bankruptcy Court issued on December 15, 2011 (the “Equity Purchase Agreement”).

DIP Facility

On the Effective Date, pursuant to the Plan, a portion of the $175 million equity capital infusion from the Oaktree Funds will be used to pay down in full the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of November 17, 2011 (as amended, supplemented and/or otherwise modified from time to time, the “DIP Facility”), among the Company and all of its subsidiaries party thereto from time to time, as guarantors, GMR Sub Corp. and GMR Sub II Corp., as borrowers, the lenders thereunder, and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent and collateral agent, and, in connection therewith, (i) all of the liens securing the Debtors’ obligations under the DIP Facility will be released and (ii) the DIP Facility will be terminated.

Exit Financing

Pursuant to the Plan, as of the Effective Date, the Debtors will enter into:

●
(i) a senior financing facility (the “New Senior 2010 Facility”) in the aggregate principal amount of $273,802,583.31 (after giving effect to the paydown of $39,649,220 to holders of Prepetition 2010 Facility Claims (as described below), and excluding any default interest accrued through and including the Effective Date on account of claims (“Prepetition 2010 Facility Claims”) under or evidenced by the Company’s term loan in an aggregate principal amount of $278.2 million and revolving credit facility in an aggregate principal amount of $50 million (the “Prepetition 2010 Facility”) under the Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified or supplemented from time to time), among the Company, as parent, Arlington Tankers, Ltd. (“Arlington”) and GMR Sub Corp., as guarantors, GMR Sub II Corp., as borrower, the lenders thereunder, and Nordea as administrative and collateral agent); and

●
(ii) a senior financing facility (the “New Senior 2011 Facility”) in the aggregate principal amount of approximately $509 million (after giving effect to the paydown of $35,350,780 to holders of Prepetition 2011 Facility Claims (as described below), and including, to the extent terminated before the Effective Date, amounts owed under the Company’s prepetition swap agreements (together with accrued and unpaid interest thereon) relating to the revolving credit facility (the “Prepetition 2011 Facility”) in an aggregate principal amount of $550 million under the Second Amended and Restated Credit Agreement, dated as of May 6, 2011 (as amended, modified or supplemented from time to time), among the Company, as parent, Arlington and GMR Sub II Corp., as guarantors, GMR Sub Corp., as borrower, the lenders thereunder, and Nordea as administrative and collateral agent, and excluding any default interest accrued through and including the Effective Date on account of claims (“Prepetition 2011 Facility Claims”) under or evidenced by the Prepetition 2011 Facility).

Articles of Incorporation and By-Laws

The Plan provides that the Company will adopt an Amended and Restated Articles of Incorporation (the “Amended Articles”), which is expected to become effective on the Effective Date. The Amended Articles will authorize the Company to issue up to 15,000,000 shares of New Common Stock and up to 5,000,000 shares of preferred stock, par value $0.01 per share. In addition, in connection with the Plan, the Company will adopt Amended and Restated By-Laws, which are expected to become effective on the Effective Date.

Board of Directors

As of the Effective Date, pursuant to the Plan, the reorganized Company is expected to have a newly appointed five-member Board of Directors.

Item 2.02.  Results of Operations and Financial Condition.

The disclosure contained under Item 1.03 above regarding the March MOR and under Item 7.01 below regarding the February MOR is incorporated into this Item 2.02 by reference.

Item 7.01.  Regulation FD Disclosure.

The Debtors are required to provide monthly operating reports to the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) pursuant to the U.S. Trustee’s Operating Guidelines and Financial Reporting Requirements for Chapter 11 cases. Such reports are also filed with the Bankruptcy Court. On March 29, 2012, the Debtors filed their monthly operating report for the period from February 1, 2012 through February 29, 2012 (the “February MOR”) with the Bankruptcy Court. The February MOR is attached hereto as Exhibit 99.2 and is incorporated into this Current Report on Form 8-K by reference. The disclosure contained in this Item 7.01, including Exhibit 99.2 attached hereto, will not be deemed to be an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Limitation on Incorporation by Reference

The information regarding the February MOR set forth under Item 2.02 above and under this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the February MOR or the March MOR (each, an “MOR” and, collectively, the “MORs”), neither of which was prepared for the purpose of providing the basis for an investment decision relating to any of the Debtors’ securities. Each MOR is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. Each MOR contains financial information that was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in any of the Debtors’ securities, either MOR is complete. Each MOR also contains information for a period which is shorter and otherwise different from that required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. The Company undertakes no obligation to update or revise either MOR. Results set forth in the MORs should not be viewed as indicative of future results, and neither MOR should be used as a basis for making investment decisions regarding any of the Debtors’ securities.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K are the following: (i) loss or reduction in business from the Company’s significant customers; (ii) the failure of the Company’s significant customers to perform their obligations owed to the Company; (iii) the loss or material downtime of significant vendors and service providers; (iv) changes in demand; (v) a material decline or prolonged weakness in rates in the tanker market; (vi) changes in production of or demand for oil and petroleum products, generally or in particular regions; (vii) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (viii) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (ix) actions taken by regulatory authorities; (x) actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which the Company or any of its vessels may be subject; (xi) changes in trading patterns significantly impacting overall tanker tonnage requirements; (xii) changes in the typical seasonal variations in tanker charter rates; (xiii) changes in the cost of other modes of oil transportation; (xiv) changes in oil transportation technology; (xv) increases in costs, including, without limitation: crew wages, insurance, provisions, repairs and maintenance; (xvi) changes in general domestic and international political conditions; (xvii) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Company’s anticipated drydocking or maintenance and repair costs); (xviii) changes in the itineraries of the Company’s vessels; (xix) adverse changes in foreign currency exchange rates affecting the Company’s expenses; (xx) financial market conditions; (xxi) the Company’s ability to comply with the covenants and conditions and borrow under its credit facilities; (xxii) the effects of changes in the Company’s credit rating; (xxiii) the Company’s ability to timely and effectively implement and execute its plan to restructure its capital structure; (xxiv) the Company’s ability to arrange and consummate financing or sale transactions or to access capital; (xxv) the extent to which the Company’s operating results continue to be affected by weakness in market conditions and charter rates; (xxvi) the Company’s ability to continue as a going concern; (xxvii) the satisfaction of the conditions to the consummation of the Plan, as described in the Plan; (xxviii) the satisfaction of the conditions under the Equity Purchase Agreement, or the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement; (xxix) whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business as contemplated by the Plan, including the extent to which the Company’s operating results may continue to be affected by weakness in market conditions and charter rates; (xxx) the effects of the Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general; (xxxi) the length of time the Company will operate under the Chapter 11 Cases; (xxxii) the pursuit by the Company’s various creditors, equity holders and other constituents of their interests in the Chapter 11 Cases in general; (xxxiii) other potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations in general, including the Company’s ability to operate pursuant to the terms of the debtor-in-possession facility and increased administrative and restructuring costs related to the Chapter 11 Cases; (xxxiv) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees; (xxxv) the timing and realization of the recoveries of assets and the payments of claims and the amount of expenses required to recognize such recoveries and reconcile such claims; (xxxvi) the Company’s ability to close on the New Senior 2010 Facility and the New Senior 2011 Facility; (xxxvii) any appeals of the Confirmation Order; and (xxxviii) the other factors listed from time to time in the Company’s filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1
Second Amended Chapter 11 Plan of Reorganization, filed with the Bankruptcy Court on April 19, 2012 (included as Appendix 1 to the Confirmation Order, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and incorporated herein by reference)

2.2	Order Confirming Second Amended Joint Chapter 11 Plan of Reorganization of General Maritime Corporation and its Affiliated Debtors
99.1	Monthly Operating Report for the period from March 1, 2012 through March 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York
99.2	Monthly Operating Report for the period from February 1, 2012 through February 29, 2012, filed with the United States Bankruptcy Court for the Southern District of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President and Chief Financial Officer

Date: May 8, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1
Second Amended Chapter 11 Plan of Reorganization, filed with the Bankruptcy Court on April 19, 2012 (included as Appendix 1 to the Confirmation Order, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K, and incorporated herein by reference)

2.2	Order Confirming Second Amended Joint Chapter 11 Plan of Reorganization of General Maritime Corporation and its Affiliated Debtors
99.1	Monthly Operating Report for the period from March 1, 2012 through March 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York
99.2	Monthly Operating Report for the period from February 1, 2012 through February 29, 2012, filed with the United States Bankruptcy Court for the Southern District of New York